UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.               )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

CROGHAN BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
Fremont, Ohio
April 2, 2007
To the Shareholders of
Croghan Bancshares, Inc.:
     NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Croghan Bancshares, Inc. (the “Company”), will be held at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio 43420, on Tuesday, May 8, 2007, at 1:00 p.m., local time, for the following purposes:
1.	To elect four (4) directors to serve for terms of three (3) years each;

2.	To elect one (1) director to serve for a term of two (2) years;

3.	To consider and vote upon a shareholder proposal urging the Board of Directors to take the steps necessary to declassify the Board;

4.	To consider and vote upon a shareholder proposal urging the Board of Directors to adopt a policy to elect an independent Chairman of the Board;

5.	To consider and vote upon a shareholder proposal to amend the Company’s Code of Regulations to add a new provision relating to shareholder nominees for election to the Board; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.
     Shareholders of record at the close of business on March 16, 2007 will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.
     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, regardless of the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return the accompanying proxy card promptly in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.
By Order of the Board of Directors,
/s/ Steven C. Futrell
Steven C. Futrell, President/Chief Executive Officer

SOLICITATION AND VOTING INFORMATION
ELECTION OF DIRECTORS (Items 1 and 2 on Proxy Card)
SHAREHOLDER PROPOSALS (Items 3, 4 and 5 on Proxy Card)
SHAREHOLDER PROPOSAL NO. 1 — ELIMINATION OF THE DIVISION OF DIRECTORS INTO SEPARATE CLASSES
SUPPORTING STATEMENT SUBMITTED BY NATHAN G. DANZIGER
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
SHAREHOLDER PROPOSAL NO. 2 — INDEPENDENT
SUPPORTING STATEMENT SUBMITTED BY JARED E. DANZIGER
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
SHAREHOLDER PROPOSAL NO. 3 — SHAREHOLDER NOMINEES
SUPPORTING STATEMENT SUBMITTED BY SAMUEL R. DANZIGER
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE DISCLOSURE
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
REPORTS TO BE PRESENTED AT THE ANNUAL MEETING
OTHER MATTERS
APPENDIX A
APPENDIX B

Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
PROXY STATEMENT FOR
THE 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2007
SOLICITATION AND VOTING INFORMATION
     This Proxy Statement and the accompanying proxy card are being mailed to shareholders of Croghan Bancshares, Inc., an Ohio corporation (the “Company”), on or about April 2, 2007, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2007 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) called to be held on Tuesday, May 8, 2007, and at any adjournment(s) thereof. The Annual Meeting will be held at 1:00 p.m., local time, at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio.
     You should mail your completed proxy card to ADP Financial Services, Inc. (“ADP”), using the business reply envelope included with these proxy materials. The Board of Directors of the Company has appointed IVS Associates, Inc., an independent voting services company, to serve as Inspector of Election at the Annual Meeting.
     Without affecting any vote previously taken, any shareholder who has submitted a signed proxy card may revoke his or her proxy at any time before it is voted by (1) filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy card which is received by ADP or the Company prior to the Annual Meeting; or (3) attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.
     Only shareholders of the Company of record at the close of business on March 16, 2007 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 1,773,918 common shares of the Company were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting requires the presence, in person or by proxy, of a majority of the outstanding common shares of the Company.
     Common shares represented by signed proxy cards that are returned to ADP or the Company prior to the Annual Meeting and not subsequently revoked will be voted by the proxies in accordance with the instructions on the proxy card. If you submit a valid proxy card prior to the Annual Meeting but do not indicate on the proxy card how you want your common shares to be voted, the proxies will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable. If any other matters are properly presented for a vote at the Annual Meeting or any adjournment(s) of the Annual Meeting, the proxies will vote on those matters in accordance with their best judgment in light of the conditions then prevailing.
     Shareholders who hold common shares of the Company in “street name” with a broker-dealer, bank or other holder of record should review the information provided to them by the holder of record. This information will describe the procedures to be followed in order to instruct the holder of record how to vote the “street name” common shares and how to revoke previously given instructions.
     Broker/dealers who hold their customers’ common shares in “street name” may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, including an uncontested election of directors. However, without specific instructions from the customer who owns such common shares, broker/dealers may not vote such common shares on “non-discretionary” matters, which would include the contested election of directors for three-year terms expiring in 2010, and the three shareholder proposals. Proxies signed and submitted by broker/dealers which have not been voted on certain matters because they have not received specific instructions from their customers are referred to as “broker non-votes.” Broker non-votes will be counted toward the establishment of a quorum for the Annual Meeting.
     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by approximately 12 officers, directors or employees of the Company and The Croghan Colonial Bank, a wholly-owned subsidiary of the Company (the “Bank”), by further mailing, by telephone or by personal contact. The Company does not presently intend to hire a proxy solicitation firm. However, in the event the Company does decide to hire a proxy solicitation firm to assist with the solicitation of proxies on behalf of the Board of Directors, the Company estimates that the total fees paid to such firm will not exceed $15,000. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of common shares not beneficially owned by them for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.
     A copy of the Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2006 (the “2006 fiscal year”), is provided with this Proxy Statement.
ELECTION OF DIRECTORS
(Items 1 and 2 on Proxy Card)
Election of Directors for Terms Expiring in 2010
     In accordance with Section 2.02 of the Amended and Restated Code of Regulations of the Company (the “Regulations”), four directors are to be elected at the Annual Meeting for terms of three years each expiring in 2010, and until their respective successors are elected and qualified. The four Board nominees standing for election as directors to three-year terms are James E. Bowlus, James R. Faist, Daniel W. Lease and Allan E. Mehlow. On March 13, 2007, John P. Keller, who currently serves as a director of the Company in the class of directors whose terms expire at the Annual Meeting, announced that he will retire from the Board effective as of May 8, 2007 and, therefore, will not run for re-election at the Annual Meeting. The independent members of the Board of Directors have nominated James R. Faist for election as a director of the Company at the Annual Meeting in place of Mr. Keller. It is the intention of the persons named in the accompanying proxy card to vote the common shares represented by the proxies received pursuant to this solicitation FOR the election of the four Board nominees, unless otherwise instructed on the proxy card.
     The following table sets forth information concerning each Board nominee for election as a director of the Company for a three-year term expiring in 2010. Unless otherwise indicated, each person has held his principal occupation for more than five years.

Director of the
		Position(s) Held with the	Company	Nominee
		Company and the Bank	Continuously	for Term
Name and Business Address	Age	and Principal Occupation(s)	Since (1)	Expiring In

James E. Bowlus 610 N. Wilson Avenue Fremont, OH 43420	58	President and Treasurer of Fremont Candy & Cigar, Inc. located in Fremont, Ohio.	2000	2010

			Director of the
		Position(s) Held with the	Company	Nominee
		Company and the Bank	Continuously	for Term
Name and Business Address	Age	and Principal Occupation(s)	Since (1)	Expiring In

James R. Faist 1445 Majestic Drive Fremont, OH 43420	59	Vice President, Finance of Crown Battery Manufacturing Company located in Fremont, Ohio	N/A	2010

Daniel W. Lease 2276 E. State Street Fremont, OH 43420	58	President of KL&L, Inc., a refractory construction company located in Braddock, Pennsylvania. Vice President since 2001 of Whetstone Technology, LLC, a refractory products manufacturer located in Cabot, Pennsylvania. Formerly, the President of Wahl Refractories, Inc. located in Fremont, Ohio.	1994	2010

Allan E. Mehlow 122 South Wilson Avenue Fremont, OH 43420	52	Chief Financial Officer of The Mosser Group/WMOG Inc. located in Fremont, Ohio. Formerly, Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank.	2000	2010

(1)	All directors of the Company also serve as members of the Board of Directors of the Bank. The Company was organized in 1983. Prior to 1983, all directorships were with the Bank only.
     All of the above Board nominees have consented to being named in this Proxy Statement and have agreed to serve as directors of the Company if elected. While it is contemplated that all nominees will stand for election, if at the time of the Annual Meeting one or more of the nominees should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies named in the accompanying proxy card reserve full discretion to vote the common shares represented by signed proxy cards for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons would be unavailable or unable to serve if elected to the Board. Under Ohio law and the Regulations, the four (4) nominees for election as directors for three-year terms expiring in 2010 who receive the greatest number of votes will be elected.
     The Board of Directors recommends a vote FOR the election of the four (4) Board nominees as directors of the Company for three-year terms expiring in 2010.
Election of Director for Term Expiring in 2009
     Pursuant to authority granted under Section 2.06 of the Regulations, the Board of Directors of the Company appointed Thomas W. McLaughlin as a director of the Company effective as of December 31, 2006. Mr. McLaughlin was appointed to fill the vacancy in the class of directors with terms expiring in 2009, which vacancy was created as a result of the retirement of Claude E. Young effective as of October 31, 2006. Pursuant to Section 2.06 of the Regulations, any director appointed by the Board of Directors to fill a vacancy in the Board of Directors may serve only until the next annual meeting. Accordingly, the Board of Directors has nominated Mr. McLaughlin to stand for election at the Annual Meeting for a two-year term expiring in 2009. It is the intention of the persons named in the accompanying proxy card to vote the common shares represented by the proxies received pursuant to this solicitation FOR the election of Mr. McLaughlin, unless otherwise instructed on the proxy card.
     The following table sets forth information concerning the Board nominee for election as a director of the Company for a two-year term expiring in 2009. Unless otherwise indicated, the Board nominee has held his principal occupation for more than five years.

Director of the
		Position(s) Held with the	Company	Nominee
		Company and the Bank	Continuously	for Term
Name and Business Address	Age	and Principal Occupation(s)	Since (1)	Expiring In

Thomas W. McLaughlin 416 W. Monroe Street Monroeville, OH 44847	54	Vice President and Chief Financial Officer of Underground Utilities, Inc., a construction company located in Monroeville, Ohio. President and Chief Executive Officer of Wall Street Consulting, Inc., a provider of consulting & advisory services located in Norwalk, Ohio. Formerly, a Partner of McLaughlin, Van Dootingh, Mosher & Company located in Norwalk, Ohio.	2006	2009

(1)	Mr. McLaughlin also serves as a member of the Board of Directors of the Bank.
     Mr. McLaughlin has consented to being named in this Proxy Statement and has agreed to serve as a director of the Company if elected. While it is contemplated that Mr. McLaughlin will stand for election, if at the time of the Annual Meeting he should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies named in the accompanying proxy card reserve full discretion to vote the common shares represented by signed proxy cards for the election of any substitute nominee designated by the Board of Directors. The Board of Directors knows of no reason why the above-mentioned person would be unavailable or unable to serve if elected to the Board. Under Ohio law and the Regulations, the one (1) nominee for election as a director for a term expiring in 2009 who receives the greatest number of votes will be elected.
     The Board of Directors recommends a vote FOR the election of the Board nominee as a director of the Company for a two-year term expiring in 2009.
Shareholder Nominations
     Jared E. Danziger and Samuel R. Danziger have nominated Nathan G. Danziger for election as a director of the Company at the Annual Meeting. In the definitive proxy statement filed by Nathan G. Danziger with the Securities and Exchange Commission (the “SEC”) on March 8, 2007, Mr. Danziger stated that he intends to stand for election at the Annual Meeting to the class of directors with terms expiring in 2010. Although the nomination of Mr. Danziger is not required to be disclosed in the Company’s proxy statement under applicable rules and regulations of the SEC, the nomination was made in accordance with Article Two of the Regulations of the Company. The Company’s historical practice has been to include information in the proxy statement regarding any candidates nominated in accordance with Article Two of the Regulations, even though Article Two does not require the inclusion of such information. Consistent with this historical practice, the Company has included information regarding the nomination of Nathan G. Danziger in this Proxy Statement.

     The proposed Nominee is as follows:
     Nathan G. Danziger
     3014 Pembroke Drive, Toledo, Ohio 43606
     Age: 67
     Occupation: Chartered Life Underwriter (CLU)
     Ownership of the Company’s common shares: 2,889 shares owned of record for over one year
     The proxy card included with this Proxy Statement lists only those individuals nominated by the Company’s Board of Directors and does not include Nathan G. Danziger. The Company intends to oppose any effort by Jared E. Danziger, Samuel R. Danziger and Nathan G. Danziger (the “Danzigers”) to elect Nathan G. Danziger, including any proxy solicitation by the Danzigers.
     The Board of Directors and management of the Company oppose the election of Nathan G. Danziger because they do not believe that the election of Mr. Danziger would be in the best interests of the Company and its shareholders as a group. The Board of Directors believes that Mr. Danziger’s goals and strategies for the Company, as expressed in past proxy solicitation materials, and certain proposals supported by Mr. Danziger, including a previous proposal to pursue a merger of the Company, are contrary to the best interests of the Company and its shareholders as a group.
     The Company estimates that it will spend approximately $3,000 in additional solicitation costs in opposing the proxy solicitation by Mr. Danziger. This estimate includes attorneys fees and printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC and the preparation of additional disclosures in the proxy statement as required by SEC rules governing proxy contests. However, this estimate excludes amounts normally expended by the Company in preparing its proxy solicitation materials in the absence of a proxy contest and the costs represented by salaries and wages of regular employees and officers of the Company engaged in the solicitation process. Also, these costs do not include any costs associated with any potential litigation that may arise in connection with the proxy solicitation. In the event the Company hires a proxy solicitation firm to assist with soliciting proxies on behalf of the Board of Directors, the Company could spend up to $15,000 in additional solicitation costs.
     The Board of Directors recommends that the Company’s shareholders vote AGAINST the election of Nathan G. Danziger at the Annual Meeting and in connection with any proxy solicitation by the Danzigers.
Continuing Directors
     The following table sets forth information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

Director of the
		Position(s) Held with the	Company
		Company and the Bank	Continuously	Term
Name and Business Address	Age	and Principal Occupation(s)	Since (1)	Expires In

Michael D. Allen Sr. 520 Goodrich Road Bellevue, OH 44811	61	Executive Vice President and General Manager of International Metal Hose Company, a manufacturer of flexible conduit and metal tubing located in Bellevue, Ohio.	2002	2009

			Director of the
		Position(s) Held with the	Company
		Company and the Bank	Continuously	Term
Name and Business Address	Age	and Principal Occupation(s)	Since (1)	Expires In

Steven C. Futrell 323 Croghan Street Fremont, OH 43420	61	President and Chief Executive Officer of the Company and the Bank since 2001. From 1999 to 2001, served as Vice President of Small Business Lending for KeyBank located in Dayton, Ohio.	2001	2008

Claire F. Johansen 5600 Seneca CR 19 Tiffin, OH 44883	53	Owner of Lane of Dreams Farm LLC, an equestrian training center located in Tiffin, Ohio. Formerly, President of COOA Holdings Company, a philanthropic organization located in Tiffin, Ohio, and President of Ohio Outdoor Advertising Corp., a billboard advertising company located in Fremont, Ohio, which has since been acquired by Lamar Advertising.	2000	2009

Stephen A. Kemper 403 Monroe Street Bellevue, OH 44811	67	Owner of Kemper Iron and Metal Company, a recycler and scrap processor located in Bellevue, Ohio.	1996	2009

J. Terrence Wolfe 1305 McPherson Blvd. Fremont, OH 43420	66	Retired. Formerly, Vice President in charge of the paper converting operation at the Robert F. Wolfe Company located in Fremont, Ohio.	1994	2008

Gary L. Zimmerman 1201 Oak Harbor Road Fremont, OH 43420	60	President of Swint-Reineck Hardware, Inc., a retail hardware facility located in Fremont, Ohio.	1991	2008

(1)	All directors of the Company also serve as members of the Board of Directors of the Bank. The Company was organized in 1983. Prior to 1983, all directorships were with the Bank only.
Relationships Among Directors and Executive Officers
     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.
Sales and Purchases of Company Common Shares by Directors
     The following table sets forth information regarding all common shares of the Company purchased or sold since January 1, 2005 by each director of the Company and each person nominated by the Board of Directors for election as a director of the Company:

Name and		Number of
Principal Residence Address	Date of Sale or Purchase	Shares
Michael D. Allen Sr.	Purchase on May 6, 2005	1,000
5639 SR 113	Purchase on November 10, 2006	500
Bellevue, OH 44811

James E. Bowlus	Purchase on February 8, 2005	241
460 Kingsgate Drive	Purchase on February 16, 2005	740
Fremont, OH 43420	Purchase on May 9, 2005	415
	Purchase on August 10, 2006	300

James R. Faist	Purchase on March 14, 2007	250
1112 Hazel Street Fremont, OH 43420

Steven C. Futrell	Purchase on November 6, 2006	100
297 Greenbriar Circle	Purchase monthly through the Bank’s 401(k) plan	183
Fremont, OH 43420

Claire F. Johansen	Purchase on February 4, 2005	272
5600 Seneca CR 19	Purchase on May 10, 2006	114
Tiffin, OH 44883

John P. Keller	No transactions	N/A
1505 McPherson Blvd. Fremont, OH 43420

Stephen A. Kemper	Purchase on February 7, 2006	332
455 W. Main Street Bellevue, OH 44811

Daniel W. Lease	No transactions	N/A
2276 East State Street Fremont, OH 43420

Thomas W. McLaughlin	Acquired by gift on December 29, 2006	200
2221 Cole Creek Drive Norwalk, OH 44857

Allan E. Mehlow	Purchase on August 9, 2006	50
2569 Fangboner Road	Purchase monthly through the Bank’s 401(k) plan	182
Fremont, OH 43420

J. Terrence Wolfe	No transactions	N/A
1305 McPherson Blvd. Fremont, OH 43420

Gary L. Zimmerman 133 Wisteria Drive Fremont, OH 43420	No transactions	N/A
Compensation of Directors
     During the 2006 fiscal year, each director received a fee of $700 for attendance at each meeting of the

Board of Directors of the Bank and a fee of $250 for attendance at each committee meeting. No compensation was paid to directors for attendance at meetings of the Board of Directors of the Company. Directors who are also officers of the Company or the Bank do not receive compensation for attendance at committee meetings.
     The following table contains information regarding the compensation awarded or paid to, or earned by, the Company’s directors during the 2006 fiscal year.
Director Compensation for 2006

			Non-Equity
	Fees Earned or	Option	Incentive Plan	All Other
	Paid in Cash	Awards	Compensation	Compensation	Total
Name (1)	($)	($)	($)	($)	($)
Michael D. Allen Sr.	$10,400.00	$0	$0	$0	$10,400.00
James E. Bowlus	$11,150.00	$0	$0	$0	$11,150.00
Claire F. Johansen	$11,150.00	$0	$0	$0	$11,150.00
John P. Keller	$9,050.00	$0	$0	$0	$9,050.00
Stephen A. Kemper	$11,400.00	$0	$0	$0	$11,400.00
Daniel W. Lease	$10,900.00	$0	$0	$0	$10,900.00
Thomas W. McLaughlin (2)	$0	$0	$0	$0	$0
J. Terrence Wolfe	$14,150.00	$0	$0	$0	$14,150.00
Claude E. Young (3)	$8,800.00	$0	$0	$0	$8,800.00
Gary L. Zimmerman	$10,400.00	$0	$0	$0	$10,400.00

(1)	Steven C. Futrell and Allan E. Mehlow are not included in this table because they served as executive officers of the Company during the 2006 fiscal year and, therefore, the fees paid to Messrs. Futrell and Mehlow in their capacities as directors of the Bank are fully reflected in the Summary Compensation Table on page 25 of this Proxy Statement.

(2)	Mr. McLaughlin was appointed to the Boards of Directors of the Company and the Bank effective as of December 31, 2006.

(3)	Mr. Young retired from the Boards of Directors of the Company and the Bank effective as of October 31, 2006.

SHAREHOLDER PROPOSALS
(Items 3, 4 and 5 on Proxy Card)
     Nathan G. Danziger, Jared E. Danziger and Samuel R. Danziger have submitted the following shareholder proposals for inclusion in this 2007 Proxy Statement. The Board of Directors of the Company strongly recommends a vote AGAINST each of these shareholder proposals because the directors believe that such proposals are not in the best interests of the Company and its shareholders as a group.
SHAREHOLDER PROPOSAL NO. 1 – ELIMINATION OF THE DIVISION
OF DIRECTORS INTO SEPARATE CLASSES
     Nathan G. Danziger, 3014 Pembroke Drive, Toledo, Ohio 43606, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2007 Annual Meeting, has submitted the proposal and supporting statement set forth below for inclusion in this Proxy Statement and states his intention to present the same at the 2007 Annual Meeting.
RESOLVED: that the shareholders of Croghan Bancshares, Inc., urge the Board of Directors to take the steps necessary, in compliance with applicable law, to reorganize itself into one class so that each Director stands for election each year commencing at the first annual meeting after the adoption of this resolution.
SUPPORTING STATEMENT SUBMITTED BY NATHAN G. DANZIGER
     “Is accountability by the board of directors important to shareholders? As the owner of 2,889 shares of the Corporation’s common stock, I think accountability is of paramount importance. This is why I am again sponsoring this proposal which, if passed, would urge the board to reorganize itself so that each director stands before the shareholders for re-election each year. This proposal received the support of approximately 10% of the shareholders voting for/against this proposal at last year’s annual meeting.
     This proposal would eliminate the Company’s so called “classified board”, whereby the directors are divided into three classes, each serving a three-year term. By classifying itself, a board insulates its members from immediate accountability. By way of contrast, a declassified board would stand for election in its entirety every year. I believe that good corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better.
     If the proposal receives a majority support and is adopted by the board, shareholders would have the opportunity to register their views at each annual meeting – on performance of both the board as a whole and on the performance of each director as an individual. I urge you to join me in VOTING TO DECLASSIFY the terms of election as a powerful tool for accountability.
     I URGE YOUR SUPPORT FOR THIS PROPOSAL.”

RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
     This shareholder proposal is identical to the proposals submitted by Nathan G. Danziger in each of the last five years. In each of the last five years, the shareholders have overwhelmingly rejected this proposal, with the proposal receiving the support of less than 14% of the outstanding shares of the Company and less than 20% of the votes cast each year. The table below summarizes the votes received in support of the proposal at each of the previous Annual Meetings.

	Votes In Favor of Proposal
	Percentage of	Percentage of
Year	Outstanding Shares	Votes Cast
2006	7.2%	10.5%
2005	5.1%	8.3%
2004	7.6%	12.1%
2003	12.2%	19.7%
2002	13.1%	18.6%
     At the 2000 Annual Meeting, the Company’s shareholders approved by 64.3% of the outstanding shares of the Company and 81.8% of the votes cast at the meeting an Amended and Restated Code of Regulations which divided the directors of the Company into three classes. The proxy statement for the 2000 Annual Meeting stated that dividing the Board of Directors into classes was in the best interest of shareholders because the division would help assure continuity and stability in the Company’s leadership and policies. The classification of the Board of Directors is a common practice that has been adopted by numerous public companies and is specifically authorized by Ohio law.
     The Board of Directors continues to believe that a classified Board of Directors is in the best interests of the Company and its shareholders as a group. Classification provides greater continuity and stability in the Company’s leadership and policies because at least two-thirds of the directors continue to serve after the election of a new class in office each year. Directors who have experience and familiarity with the business affairs and operations of the Company are better suited to make long-term strategic decisions for the Company. The Board of Directors believes such long-term decisions contribute to long-term value for shareholders.
     Although the Board of Directors acknowledges that requiring all directors to stand for election each year would allow shareholders to register their views at each annual meeting with respect to all of the Company’s directors, the Board of Directors believes that the classified election process provides shareholders an effective means to communicate their views with respect to the performance of the Company and the Board of Directors. One-third of the directors of the Company must stand for election at each annual meeting, and the shareholders retain their ability to replace incumbent directors or to propose alternate nominees for the class of directors to be elected at each annual meeting. Accordingly, the Board of Directors does not believe that a classified Board of Directors insulates the Board of Directors from accountability.
     The Board of Directors believes that a classified Board of Directors will assist in protecting the interests of the Company’s shareholders in the event of an unsolicited offer for the acquisition of or merger with the Company. Because it would typically take at least two annual meetings to make a change in control of the Board of Directors, persons seeking to gain control of the Company are more likely to negotiate an arms-length transaction with the Company, rather than seek to elect new directors who would approve an offer deemed inadequate by long-term directors. Thus, the Board of Directors believes that a classified Board of Directors places it in a better position to act to maximize the value of a potential acquisition or merger to all shareholders.
     Conversely, a classified board will tend to discourage certain tender offers, including perhaps some tender offers that shareholders may feel would be in their best interests. As an Ohio corporation, the Company is also subject to the provisions of Section 1701.831 of the Ohio Revised Code (commonly referred to as the “Ohio Control Share Acquisition Statute”), Chapter 1704 of the Ohio Revised Code (commonly referred to as the “Ohio Merger Moratorium Statute”) and the tender offer regulations of the Ohio Division of Securities. The Corporation is also the sole shareholder of an Ohio chartered bank and, as such, is subject to the provisions of Chapter 1115 of the Ohio Revised Code governing bank acquisitions and reorganizations. These statutes and regulations provide the Company with certain protections from hostile takeovers. Additionally, the Company’s Articles of Incorporation do not permit shareholders to cumulate votes in the election of directors, which could prevent a substantial minority interest in the Company from being able to assure the election of a representative to the Board of Directors.
     This proposal is only a recommendation that the Board of Directors take the necessary steps to declassify the Board of Directors. The declassification of the Board of Directors requires the adoption of an amendment to the Company’s Regulations by a majority vote of the shareholders. If this resolution is approved by the shareholders, the Board of Directors will consider whether to submit a proposal at the 2008 Annual Meeting to amend the Company’s Regulations to declassify the Board of Directors.
     For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.
     APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.
SHAREHOLDER PROPOSAL NO. 2 – INDEPENDENT
CHAIRMAN OF THE BOARD
     Jared E. Danziger, 45 W. 67th Street, New York, New York 10023, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2007 Annual Meeting, has submitted the proposal and supporting statement set forth below for inclusion in this Proxy Statement and states his intention to present the same at the 2007 Annual Meeting.
RESOLVED: That the shareholders urge the Board of Directors to adopt policy that, there be elected from them a Chairman of the Board, that the Chairman of the Board and Chief Executive Officer (CEO) be two different individuals and that the Chairman be an independent, outside director, elected by the Directors.
SUPPORTING STATEMENT SUBMITTED BY JARED E. DANZIGER
     “Supporters of an independent Chairman of the Board point out that one of the Board’s primary responsibilities is monitoring management, including evaluating and, if necessary, terminating the employment of the CEO. The effectiveness and vigilance of such monitoring will be impaired if there is no recognizable person as Chairman of the Board or Lead Director, as at present. It appears that the person leading the board is the President/CEO and this should not be the case as the President/CEO should be subordinate to the board. The failure to appoint a Chairman of the Board or Lead Director appears to be an intentional effort to avoid recognized good corporate governance practice. This proposal received the support of approximately 10% of the shareholder voting for/against this proposal at last year’s annual meeting.
     I URGE YOUR SUPPORT FOR THIS PROPOSAL.”
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
     This shareholder proposal is identical to the proposals submitted by Jared E. Danziger at the 2004, 2005 and 2006 Annual Meetings. At each of those Annual Meetings, the shareholders overwhelmingly rejected the proposal, with the proposal receiving the support of less than 8% of the outstanding shares of the Company and less than 11% of the votes cast. The table below summarizes the votes received in support of the proposal at each of the previous Annual Meetings.

	Votes In Favor of Proposal
	Percentage of	Percentage of
Year	Outstanding Shares	Votes Cast
2006	7.0%	10.2%
2005	5.0%	8.0%
2004	5.6%	8.9%
     As stated in the proxy statements for the 2004, 2005 and 2006 Annual Meetings, the Board of Directors disagrees with Mr. Danziger’s assertion that an independent Chairman of the Board is necessary to effectively monitor and evaluate the Company’s management. The Company’s current Board of Directors is comprised of 11 members, 9 of whom are independent as defined in NASDAQ Marketplace Rule 4200(a)(15). The independent members of the Board of Directors meet regularly in executive session to discuss matters related to the performance of the Chief Executive Officer and other executive officers of the Company. Furthermore, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, annually evaluates the performance of the Chief Executive Officer and other executive officers of the Company and the Bank.
     The Board of Directors continues to believe that the adoption of a rigid policy requiring the election of an independent Chairman of the Board would be inappropriate. Instead, the Board of Directors believes that it should maintain the flexibility to determine, in the exercise of its business judgment based upon consideration of the relevant Board dynamics and all other facts and circumstances, which alternative is in the best interest of the Company. The Board of Directors has evaluated, and will continue to evaluate, various alternatives, including the election of a Chairman, the election of a “lead independent director,” or the election of both a Chairman and a “lead independent director.” At this time, however, the Board of Directors has determined that the appointment of a Chairman and/or a lead independent director is not necessary for the effective functioning of the Board.
     For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.
     APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL NO. 3 – SHAREHOLDER NOMINEES
FOR ELECTION TO THE BOARD OF DIRECTORS
     Samuel R. Danziger, 7740 Camino Real, Miami, Florida 33143, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2007 Annual Meeting, has submitted the proposal and supporting statement set forth below for inclusion in this Proxy Statement and states his intention to present the same at the 2007 Annual Meeting.
RESOLVED: pursuant to Section 6.01 of the Amended and Restated Code of Regulations (the “Regulations”) of Croghan Bancshares, Inc. (the “Corporation”) and Section 1103.11 of the Ohio Revised Code, stockholders hereby amend the Regulations to add this Section 2.04(C):
     “The Corporation shall include in its proxy materials for the annual meeting of stockholders the name, together with the Disclosure and Statement (both defined below), of any person nominated for election to the Board of Directors by a stockholder or group thereof (the “Nominator”) that satisfies the requirements of this Section 2.04(C), and allow stockholders to vote with respect to such nominee on the Corporation’s proxy card. Each Nominator may nominate one candidate for election at the meeting.
     To be eligible to make a nomination, a Nominator must:
(a)	have directly and/or beneficially owned 1% or more of the corporation’s common stock held by shareholders (the “Required Shares”) for at least one year;

(b)	provide written notice received by the Corporation’s Secretary on or before the December 31st immediately proceeding such annual meeting (i) with respect to the nominee containing, (A) the information required by Items 7(a), (b) and (c) of SEC Schedule 14A (such information is referred to herein as the (“Disclosure”) and (B) such nominee’s consent to being named in the proxy statement and to serving as a director if elected; and (ii) with respect to the Nominator, proof of ownership of the Required Shares; and

(c)	execute an undertaking that it agrees (i) to assume all liability of any violation of law or regulation arising out of the Nominator’s communications with stockholders, including the Disclosure and (ii) to the extent it uses soliciting material other that the Corporation’s proxy materials, comply with all laws and regulations relating thereto.
The Nominator shall have the option to furnish a statement, not to exceed 500 words, in support of the nominee’s candidacy (the “Statement”), at the time the Disclosure is submitted to the Corporation’s Secretary. The Board of Directors shall adopt a procedure for timely resolving disputes over whether notice of a nomination was timely given and whether the Disclosure and Statement comply with this Section 2.04(C) and SEC Rules.”

SUPPORTING STATEMENT SUBMITTED BY SAMUEL R. DANZIGER
     “This proposal provides for corporate governance democracy by allowing shareholders access to the corporate proxy.
     I URGE YOU TO VOTE FOR THIS PROPOSAL”
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
     The Board of Directors recommends a vote AGAINST this proposal to amend the Company’s Regulations to require the Company to include in its proxy materials the name, together with a supporting statement, of any person nominated for election to the Board of Directors by certain shareholders or shareholder groups. The Board of Directors believes that this proposed amendment to the Regulations is not only unnecessary, but would increase the costs and resources associated with elections of directors. In effect, this shareholder proposal seeks to allow shareholders or groups of shareholders to bypass the Company’s existing shareholder nominations procedure and to force the Company to incur the time and expense associated with the solicitation of proxies in support of director candidates nominated by shareholders or shareholder groups.
     The Company’s shareholders currently have the opportunity to provide significant input in the director nomination and election process. As discussed on page 16 of this Proxy Statement, the Board of Directors has a written policy governing the nomination of candidates for election to the Board of Directors of the Company. Pursuant to this policy, the independent directors consider nominees proposed by shareholders of the Company in the same manner as nominees proposed by the Board of Directors. In addition, the Company’s historical practice has been to include information in the Proxy Statement regarding any candidates nominated in accordance with Article Two of the Regulations, even though Article Two does not require the inclusion of such information.
     The nomination policy also provides that individuals who are nominated for election to the Board of Directors must possess certain minimum qualities, including personal integrity, ethical character, sound judgment and a general appreciation and understanding of the major issues facing public companies of a size and operational scope similar to the Company. The nomination policy also requires the independent directors to consider the contributions that a candidate can be expected to make to the collective functioning of the Board of Directors based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board of Directors at the time and other relevant circumstances. This shareholder proposal, if adopted, would permit shareholders or shareholder groups to bypass the Company’s existing director nominations policy and compel the Company to include in its proxy materials director candidates nominated by shareholders or shareholder groups regardless of whether the candidates possess the required qualities.
     Permitting shareholders or shareholder groups who own 1% of the Company’s common shares to compel the Company to include director nominees in its proxy materials could lead to a deluge of director nominees in the Company’s proxy materials, which would increase the costs and resources required to be expended by the Company in connection with elections of directors. Although the proposal provides that each shareholder or shareholder group can nominate only one director candidate at each annual meeting, the proposal contains no limits on how many shareholders or shareholder groups can nominate candidates. The Board of Directors believes that the proposal would also increase the risk of the election of “special interest” directors who might feel obligated to represent the interests of the shareholders who nominated them, as opposed to the interests of all of the shareholders of the Company.
     If adopted, this proposal would not only require the Company to include information regarding director candidates nominated by shareholders and shareholder groups in the Company’s proxy statement, which the Company has always done as a matter of practice, but would further require the Company to permit the inclusion in its proxy materials of a 500-word statement in support of the director nominees. In addition, the proposal would require the Company to permit shareholders to vote for the shareholder nominees on the Company’s proxy card.

     In effect, this proposal represents an attempt by Samuel Danziger to bypass the Company’s existing director nomination policies and procedures and avoid the time and expense associated with soliciting proxies. Nathan G. Danziger, Jared E. Danziger and Samuel R. Danziger have nominated one or more candidates for election as a director of the Company in each of the past seven years (including this year). In each case, the Company’s independent directors have determined that the election of the Danzigers’ nominees would not be in the best interests of the Company and its shareholders as a group. As a result, in the exercise of the directors’ fiduciary duties to act in the best interest of the Company and its shareholders, the Board of Directors has been compelled to devote significant resources to oppose the election of the Danzigers’ nominees. While this proposal, if adopted, would make it less expensive and time consuming for the Danzigers to wage a contested election in the future, it will increase the costs and resources required to be expended by the Company in connection with those elections.
     For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.
     ADOPTION OF THE AMENDMENT TO THE REGULATIONS CONTEMPLATED BY THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES OF THE COMPANY. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.

CORPORATE GOVERNANCE
Director Independence
     The Board of Directors of the Company affirmatively determines whether each director of the Company is independent based on the definition of an “independent director” set forth in NASDAQ Marketplace Rule 4200(a)(15). In making this determination, the Board of Directors considered any transactions, relationships or arrangements between each director (including his or her family members and affiliates) and the Company or the Bank, including those described under “Related Party Transactions” on page 17 of this Proxy Statement. Based on these considerations, the Board of Directors has determined that each of the following individuals who served as a director during the 2006 fiscal year qualifies as an “independent director”:

Michael D. Allen Sr.	Daniel W. Lease
James E. Bowlus	Thomas W. McLaughlin
Claire F. Johansen	J. Terrence Wolfe
John P. Keller	Claude E. Young
Stephen A. Kemper	Gary L. Zimmerman
     In addition, the Board of Directors has determined that James R. Faist satisfies the independence standards under NASDAQ Marketplace Rule 4200(a)(15). Mr. Faist has been nominated by the independent members of the Board of Directors for election as a director of the Company at the Annual Meeting.
     Finally, the Board of Directors has determined that (a) Steven C. Futrell is not independent because he serves as President and Chief Executive Officer of the Company and the Bank, and (b) Allan E. Mehlow is not independent because he formerly served as Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank until February 20, 2006, and served as a consultant to the Company and the Bank through March 31, 2007.
Director Nominations
     The Company does not currently have a separate nominating committee of the Board of Directors. Instead, all of the independent directors of the Company meet in executive session to consider and recommend nominees for election or re-election to the Board of Directors of the Company. The Board of Directors believes that the independent directors as a group are able to perform the nominating functions in a fair and impartial manner. As a result, the Board of Directors believes it is unnecessary to create a separate nominating committee at this time.
     In September of 2005, the Board of Directors adopted a written policy governing the nomination of candidates for election to the Board of Directors of the Company. A copy of the nomination policy was included in the Company’s Proxy Statement for the 2006 Annual Meeting of Shareholders as Appendix A. Pursuant to the nomination policy, individuals who are nominated for election to the Board of Directors must possess certain minimum qualities, including personal integrity, ethical character, sound judgment and a general appreciation and understanding of the major issues facing public companies of a size and operational scope similar to the Company. In addition, the nomination policy requires the independent directors to consider the contributions that a candidate can be expected to make to the collective functioning of the Board of Directors based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board of Directors at the time and other relevant circumstances.
     The independent directors consider nominees proposed by shareholders of the Company in the same manner as nominees proposed by the Board of Directors. Article Two of the Regulations prescribes the method by which a shareholder may nominate a candidate for election to the Board of Directors. Nominations for the election of directors at an annual meeting, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be received by the Secretary of the Company on or before the December 31st immediately preceding the annual meeting, or within a reasonable time as determined by the Board of Directors. Such notification must contain the following information:
•	The name, age, business or residence address of each nominee;

•	The principal occupation or employment of each nominee;

•	The number of common shares of the Company owned beneficially and/or of record by each nominee; and

•	The length of time each nominee has owned such shares.
     In 2002, the SEC adopted rules which require the Company to disclose in the proxy statement for its annual meeting the name of a candidate nominated by a shareholder or group of shareholders, the name of the shareholder or group of shareholders nominating such candidate and whether the independent directors chose to nominate the candidate if each of the following requirements are satisfied:
•	The shareholder nomination is received by the Company no later than the 120th calendar day before the first anniversary of the date on which the Company mailed its proxy statement to shareholders for the previous year’s annual meeting;

•	The shareholder or group of shareholders making the recommendation have owned more than 5% of the Company’s outstanding common shares for at least one year as of the date the recommendation is made;

•	The shareholder or group of shareholders making the recommendation, if not registered holders, provide proof to the Company that the shareholder or group satisfy the required ownership percentage and holding period as of the date of recommendation; and

•	The Company receives the written consent of both the nominating shareholder or group and the candidate with respect to the disclosure in the Company’s proxy statement.
     It has been the policy of the Board of Directors, both before and after the SEC adopted its rule on shareholder nominations, to disclose in the proxy statement for its annual meeting the name of any candidate nominated by a shareholder or group of shareholders in accordance with Article Two of the Regulations of the Company.
Communications with the Board of Directors
     The Board of Directors provides a process for shareholders to send written communications to the Board or any of the directors. Shareholders should address such written communications to the Board of Directors (or an individual director), c/o Secretary, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420. All written communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors, as applicable, on a periodic basis.
Related Party Transactions
     On an annual basis, each director and executive officer of the Company must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company or the Bank during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire submitted by a director or executive officer is reviewed and considered by the Board of Directors in making independence determinations with respect to directors and resolving any conflicts of interest that may be implicated.

     During the Company’s 2006 fiscal year, the Bank entered into banking-related transactions in the ordinary course of business with certain executive officers, directors and principal shareholders of the Company (including certain executive officers of the Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank. These loans have been, and are presently, subject to no more than the normal risk of collectibility and present no other unfavorable features. The outstanding principal balance of loans to directors, executive officers and principal shareholders of the Company (including certain executive officers of the Bank) and their associates as a group at December 31, 2006, was $848,000. As of the date of this Proxy Statement, all of these loans were performing loans.
MEETINGS AND COMMITTEES OF THE BOARD
Board of Directors
     The Board of Directors of the Bank met twelve (12) times during 2006. Meetings of the Board of Directors of the Company were held immediately following on eleven (11) of these occasions. Each director attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and meetings of committees on which each such director served, except for Director Futrell who, as a result of a medical leave, attended only 74% of the total number of Board of Directors meetings and meetings of committees on which he served.
     It is the policy of the Board of Directors of the Company to encourage all directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2006 Annual Meeting of Shareholders.
Audit Committee
     The Board of Directors has an Audit Committee that is comprised of Michael D. Allen Sr., Daniel W. Lease and Thomas W. McLaughlin. Mr. McLaughlin was appointed as a member of the Audit Committee on January 1, 2007, to replace Gary L. Zimmerman. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met seven (7) times during the 2006 fiscal year. A copy of the Audit Committee Charter is attached to the Proxy Statement as Appendix A.
     The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company, the annual audits of the Company’s financial statements and the Company’s internal audit function; to review the adequacy of the Company’s system of internal controls; to select, retain and oversee the Company’s independent auditor; and to establish procedures for the receipt and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters. In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services to be performed by the Company’s independent auditor.
     Audit Committee Independence: The Company’s Board of Directors reviewed the relationships among the Company and the three members of the Audit Committee, Mr. Allen, Mr. Lease and Mr. McLaughlin, and determined that all three members of the Audit Committee are independent and are able to exercise independent judgment in carrying out their responsibilities as directors and as members of the Audit Committee. In making such determination, the Company relied upon the definition of an “independent director” under NASDAQ Marketplace Rule 4200(a)(15).
     Audit Committee Financial Expert: SEC rules require the Company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee and, if the Company has an “Audit Committee Financial Expert,” whether that person is independent. The Board of Directors has determined that Mr. Lease (a) is an “Audit Committee Financial Expert” as defined in the SEC rule and (b) qualifies as an “independent director” under NASDAQ Marketplace Rule 4200(a)(15).

Compensation Committee
     The Board of Directors has a Compensation Committee that is presently comprised of Michael D. Allen Sr., John P. Keller and Daniel W. Lease. Mr. Allen was appointed as a member of the Compensation Committee on November 14, 2006, to replace Claude E. Young, who resigned from the Board of Directors effective as of October 31, 2006. The Compensation Committee met a total of two (2) times during the 2006 fiscal year. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee Charter is attached to the Proxy Statement as Appendix B.
     The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s Chief Executive Officer and other executive officers. The Compensation Committee is also responsible for reviewing and discussing with the Company’s management the Compensation Discussion and Analysis to be included in the Company’s annual proxy statement and determining whether to recommend to Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.
     Compensation Committee Independence: The Company’s Board of Directors reviewed the relationships among the Company and the three members of the Compensation Committee, Mr. Allen, Mr. Keller and Mr. Lease, and determined that all three members of the Compensation Committee are independent and are able to exercise independent judgment in carrying out their responsibilities as directors and as members of the Compensation Committee. In making such determination, the Company relied upon the definition of an “independent director” under NASDAQ Marketplace Rule 4200(a)(15).
Compensation Committee Interlocks and Insider Participation
     Michael D. Allen Sr., John P. Keller, Daniel W. Lease and Claude E. Young served as members of the Compensation Committee during the 2006 fiscal year. None of these individuals served as an officer or employee of the Company or the Bank during the 2006 fiscal year, and none of these individuals is a former officer of the Company or the Bank.
EXECUTIVE OFFICERS
     The following are the executive officers of the Company and the Bank, all of whom are elected annually and serve at the pleasure of the Board of Directors of the Company and the Bank:

Name	Age	Position and Business Background

Jodi A. Albright	43	Ms. Albright is Vice President/Retail Services Manager of the Bank and has served in such position since November 2001. She previously served as Vice President/Chief Deposit Officer at Clyde Savings Bank, Fremont, Ohio, from 1998 to 2001.

Thomas J. Elder Jr.	59	Mr. Elder is Vice President/Chief Lending Officer of the Bank and has served in such position since October 2003. He joined the Bank in February 2003 as Vice President/Commercial & Agricultural Loan Officer. He has also served as Vice President of the Company since July 2006. He previously served as President, CEO and Senior Loan Officer at The Exchange Bank, Luckey, Ohio, from 1995 to 2002.

Name	Age	Position and Business Background

Steven C. Futrell	61	Mr. Futrell is President and Chief Executive Officer of the Company and the Bank and has served in such position since May 2001. He previously served as Vice President of Small Business Lending at KeyBank, Dayton, Ohio, from 1999 to 2001.

Barry F. Luse	54	Mr. Luse is Vice President/Trust Officer of the Bank and has served in such position since 1993. He joined the Bank in 1990 and served as Trust Officer of the Bank from 1990 to 1993. He has also served as Secretary of the Company since March 2001. Mr. Luse is a lawyer and has been a member of the Ohio Bar since 1983.

Kendall W. Rieman	36	Mr. Rieman is Vice President and Chief Financial Officer/Chief Operations Officer of the Bank and has served in such position since June 2006. He has also served as Treasurer of the Company since July 2006. He previously served as Senior Vice President and Chief Financial Officer at Thumb National Bank and Trust Company, Pigeon, Michigan, from 1995 to 2006.
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
     This Compensation Discussion and Analysis addresses the Company’s compensation policies, programs and practices for its executive officers, including the named executive officers. As used in this Proxy Statement, the term “named executive officers” refers to those individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the Company’s 2006 fiscal year and those other executive officers of the Company included in the Summary Compensation Table on page 25 of this Proxy Statement.
Objectives of the Company’s Compensation Programs
     The primary objective of the Company’s compensation programs is to provide competitive compensation to attract, retain and motivate qualified employees who will contribute to the long-term success of the Company. In furtherance of this objective, the Company regularly evaluates the compensation provided to the Company’s executive officers to ensure that it remains competitive in relation to the compensation paid to similarly situated executive officers at other financial institutions of comparable size and performance. In addition, the Company endeavors to ensure that the compensation provided to the Company’s executive officers is internally equitable based upon the skill requirements and responsibilities associated with each executive position.
What the Company’s Compensation Programs are Designed to Reward
     The Company’s compensation programs are designed to reward each executive officer’s job performance and contributions to the Company. These factors are generally determined in the subjective judgment of the Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer and the Company’s human resources department for other executive officers.
     In making compensation decisions, the Compensation Committee places significant emphasis on Company performance and focuses specifically on the Company’s net income year-over-year. The Compensation Committee generally has not considered stock price as an indicator of Company performance in making compensation decisions because the price of the Company’s common shares is subject to a variety of factors outside the Company’s control.

How Executive Compensation is Determined
     The Company’s compensation programs for its executive officers are generally administered by or under the direction and supervision of the Company’s Compensation Committee. The Company’s Compensation Committee is responsible for reviewing and recommending to the independent members of the Board of Directors for approval the salary, bonuses and all other compensation and benefits to be provided to the Company’s Chief Executive Officer and other executive officers.
     The Company’s Chief Executive Officer and human resources manager annually review the compensation and performance of each executive officer of the Company (other than the Chief Executive Officer, whose compensation and performance is reviewed by the Compensation Committee). The results of these reviews are communicated to the Compensation Committee, along with recommendations regarding compensation adjustments for the ensuing year. The Compensation Committee either approves the recommended compensation adjustments or makes modifications in its discretion. The Compensation Committee then makes its final recommendations to the independent members of the Board of Directors for approval.
     In setting salaries for the Company’s executive officers and other employees, the Compensation Committee and human resources manager use pay ranges that are established based on publicly available market data regarding compensation paid to similarly situated executive officers and employees at other companies. Pay ranges are established and adjusted annually with the assistance of an outside consulting firm, Findley Davies, which utilizes market data from the following publicly available compensation surveys:
•	Watson Wyatt

•	Ohio Bankers League

•	Employers Association of Northwest Ohio
     For each employee position or category within the Company, the pay range that is established includes a minimum, a mid-point and a maximum salary. Although the Compensation Committee generally does not target a specific point within the pay range for executive officer salaries, the Compensation Committee strives to ensure that its executive officer compensation remains competitive with the compensation provided by other financial institutions with which the Company competes for executive talent.
Components of 2006 Executive Compensation
     There are four general components to the annual compensation that the Company provides to its executive officers:
•	base salary;

•	cash bonuses;

•	retirement and death benefits; and

•	perquisites and other benefits
     Historically, the Company’s compensation programs have focused on cash compensation as opposed to equity compensation. At the 2002 Annual Meeting, the shareholders of the Company adopted the 2002 Croghan Bancshares, Inc. Stock Option Plan, pursuant to which the Company may grant stock options to executive officers, directors and other key employees. To date, however, no awards have been granted under the 2002 Stock Option Plan.

     Base Salary:
     Base salary represents the primary component of annual compensation paid to the Company’s executive officers. When recommending an executive officer’s salary within the pay range established by peer group comparison data, the Compensation Committee primarily considers the executive officer’s job performance and contribution to the objectives of the Company. As discussed above, these factors are determined in the subjective judgment of the Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer for other executive officers of the Company and the Bank. To a lesser extent, the Compensation Committee also considers local and national economic conditions and future business prospects of the Bank in setting base salary levels.
     Cash Bonuses:
     Discretionary Bonuses. The Company and the Bank occasionally award discretionary cash bonuses to its executive officers to attract new executive officers, to reward exceptional job performance or to address special circumstances. Discretionary bonuses are awarded on a limited basis and are not contemplated or anticipated when setting annual compensation for the Company’s executive officers.
     During the 2006 fiscal year, the Bank paid a one-time bonus in the amount of $7,500 to Thomas J. Elder Jr., Vice President and Chief Lending Officer of the Bank. This bonus was approved by the Board of Directors, based on the recommendation of the Compensation Committee, to compensate Mr. Elder for assuming the responsibilities of the Company’s President and Chief Executive Officer, Steven C. Futrell, during Mr. Futrell’s medical leave. The Bank also paid a one-time cash bonus in the amount of $5,000 to Kendall W. Rieman as part of the compensation package offered to Mr. Rieman in connection with his hiring as Vice President, Chief Financial Officer and Chief Operations Officer of the Bank.
     Performance-Based Bonuses. Effective January 1, 2003, the Bank introduced the “Performance Compensation for STAKEHOLDERS™” program in which all employees, including the named executive officers, participate. Pursuant to this program, employees of the Company and the Bank are eligible to receive annual cash bonuses based on the attainment of established Company-wide performance goals. These goals focus on four general areas of Company performance – growth, profitability, loan quality and productivity. Performance targets and bonus levels under the program are established at the start of the each fiscal year through a collaborative effort involving management and the Compensation Committee, and are subject to final approval by the Board of Directors.
     No bonuses were earned by any of the Company’s executive officers or other employees under the STAKEHOLDERS™ program for the 2006 fiscal year. In the four years since the program was implemented, the Company’s executive officers and other employees earned cash bonuses under the program in two years (2004 and 2005). The cash bonuses earned under the program amounted to 0.8% of base salary in 2004 and 0.5% of base salary in 2005.
     Retirement and Death Benefits:
     The Bank maintains a non-qualified Executive Supplemental Retirement Plan (the “Retirement Plan”) for the benefit of certain executive officers and former executive officers of the Bank. Pursuant to the Retirement Plan, the Bank makes an annual contribution to an account established for each participant. None of the Company’s named executive officers are currently participants in the Retirement Plan. Further discussion of the Retirement Plan is provided on page 26 of this Proxy Statement.
     The Bank has also entered into Supplemental Death Benefit Agreements with certain of its executive officers, including the Company’s President and Chief Executive Officer, Steven C. Futrell, and the Company’s Vice President and Chief Lending Officer, Thomas J. Elder, Jr. Pursuant to the Supplemental Death Benefit Agreements, the Bank has agreed to make a lump sum payment of $25,000 to each executive officer’s beneficiaries upon his or her death. This supplemental death benefit will be forfeited in the event the executive officer is terminated by the Bank at any time for “cause.”
     Perquisites and Other Benefits:
     The Company provides its executive officers with certain perquisites and other benefits that the Compensation Committee believes are reasonable to enable the Company to attract and retain qualified executive officers and to promote business development activities by the executive officers in the communities served by the Bank. In accordance with past practice, the Company approved cash bonuses in 2006 to reimburse certain executive officers, including certain named executive officers, for the cost of dues to the Fremont Country Club and the Catawba Island Club. In addition, the Company reimbursed Kendall W. Rieman for certain relocation expenses in connection with the hiring of Mr. Rieman as Vice President, Chief Financial Officer and Chief Operations Officer of the Bank in June 2006. The Compensation Committee believes that these perquisites and other benefits are reasonable in amount and consistent with those provided by similarly situated financial institutions in the Company’s market area.
     The executive officers of the Company are eligible to participate in the Bank’s 401(k) Profit Sharing Plan on the same basis as all full-time employees of the Bank. For each executive officer or other employee who participates in the 401(k) Profit Sharing Plan, the Bank matches 50% of contributions up to 6% of the participant’s annual compensation, with a maximum match of 3% of annual compensation. In 2006, the Bank made matching contributions to the 401(k) Profit Sharing Plan on behalf of Messrs. Futrell, Mehlow and Elder of $5,955.21, $875.22 and $2,996.35, respectively. No matching contributions were made to the 401(k) Profit Sharing Plan on behalf of Mr. Rieman in 2006.
     The executive officers of the Company are also eligible to participate in all of the employee benefit plans, such as medical, dental, group term life insurance, and disability insurance, which are generally available to all employees of the Company and the Bank on a non-discriminatory basis.
Employment Agreement with Steven C. Futrell
     The Bank entered into an Employment Agreement with Steven C. Futrell on April 16, 2004, with respect to his service as President and Chief Executive Officer of the Company and the Bank (the “Futrell Agreement”). Pursuant to the Futrell Agreement, Mr. Futrell is entitled to receive an annual base salary, which is subject to periodic adjustment, and to participate in the various employee benefit plans, programs and arrangements available to senior officers of the Bank. In addition, upon certain types of termination of employment, including a termination by the Bank without “cause” (as defined in the Futrell Agreement) or a termination by Mr. Futrell constituting “good reason” (as defined in the Futrell Agreement), Mr. Futrell will be entitled to receive certain severance benefits, including a payment equal to two (2) times his annual base salary. If Mr. Futrell is terminated by the Bank without cause in connection with a merger or other change in control transaction, the amount of Mr. Futrell’s severance payment will increase to three (3) times his annual base salary.
     The Company believes that the terms and amounts payable under the Futrell Agreement are reasonable and consistent with severance arrangements for chief executive officers of financial institutions in the Company’s market area. Further discussion of the Futrell Agreement is provided on page 27 of this Proxy Statement.
Tax Considerations
     Under Section 162(m) of the Internal Revenue Code, a limitation is placed on the tax deductibility of executive compensation paid by publicly-held corporations for individual compensation to certain executive officers in excess of $1,000,000 in any taxable year. No executive officer of the Company received compensation during the Company’s 2006 fiscal year that would be non-deductible under Section 162(m).
Compensation Committee Report

     The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the members of the Compensation Committee.
Michael D. Allen Sr., John P. Keller and Daniel W. Lease

Summary Compensation Table
     The following table contains information regarding the compensation awarded to or earned by the named executive officers of the Company during the 2006 fiscal year.

					Non-Equity
					Incentive Plan	All Other
Name and		Salary		Bonus	Compensation	Compensation		Total
Principal Position	Year	($)		($)	($) (1)	($)		($)
Steven C. Futrell	2006	$193,700.00	(2)	$0	$0	$15,069.34	(3)	$208,769.34
President and Chief Executive Officer of the Company and the Bank

Kendall W. Rieman (4)	2006	$56,269.00		$5,000.00	$0	$17,095.36	(5)	$78,364.36
Treasurer of the Company and Vice President, Chief Financial Officer and Chief Operations Officer of the Bank

Allan E. Mehlow (6)	2006	$38,953.00	(7)	$0	$0	$11,800.22	(8)	$50,753.22
Former Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank

Thomas J. Elder Jr.	2006	$92,915.49		$7,500.00	$0	$2,996.35	(9)	$103,411.84
Vice President of the Company and Vice President and Chief Lending Officer of the Bank

(1)	No bonuses were earned by any of the named executive officers under the Bank’s “Performance Compensation for STAKEHOLDERS™” program for the 2006 fiscal year.

(2)	Includes director fees of $6,300.00 paid to Mr. Futrell for attendance at meetings of the Board of Directors of the Bank.

(3)	Includes (a) $9,114.13 reimbursed to Mr. Futrell for the payment of club dues and (b) $5,955.21 of matching contributions made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Futrell.

(4)	Mr. Rieman joined the Bank on June 28, 2006 as Vice President, Chief Financial Officer and Chief Operations Officer. Mr. Rieman also became Treasurer of the Company on July 18, 2006.

(5)	Includes (a) $2,096.86 reimbursed to Mr. Rieman for the payment of club dues and (a) $14,998.50 of moving and temporary housing expenses paid to Mr. Rieman in connection with his hiring and relocation to Fremont, Ohio.

(6)	Mr. Mehlow resigned as Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank effective February 20, 2006.

(7)	Includes director fees of $10,650.00 paid to Mr. Mehlow for attendance at meetings of the Board of Directors of the Bank.

(8)	Includes (a) $875.22 of matching contributions made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Mehlow and (b) $10,925.00 of consultant fees paid to Mr. Mehlow pursuant to the terms of the Part-Time Employment and Consulting Agreement entered into between the Company and Mr. Mehlow on February 17, 2006, and subsequently amended on May 10, 2006 and December 12, 2006.

(9)	Represents matching contributions made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Elder.

Non-Equity Incentive Plan Awards
     None of the executive officers of the Company earned bonuses under the Company’s “Performance Compensation for STAKEHOLDERS™” program for the 2006 fiscal year. See “COMPENSATION DISCUSSION AND ANALYSIS – Components of 2006 Executive Compensation – Performance-Based Bonuses” on page 22 of this Proxy Statement.
Equity-Based Awards and Holdings
     No awards have been granted to date under the 2002 Croghan Bancshares, Inc. Stock Option Plan, and no other equity-based awards have been granted to any of the executive officers of the Company.
Retirement Payments and Benefits
     Executive Supplemental Retirement Plan
     The Bank maintains a non-qualified Executive Supplemental Retirement Plan (the “Retirement Plan”) for the benefit of certain executive officers and former executive officers of the Bank. Pursuant to the Retirement Plan, the Bank makes an annual contribution to an account established for each participant. The amount of the annual contribution is tied to the amount of the Bank’s earnings on certain life insurance contracts. None of the named executive officers of the Company currently participate in the Retirement Plan.
     Each participant in the Retirement Plan is entitled to receive the balance in his retirement account in ten equal annual installments following (a) the participant’s retirement upon reaching the normal retirement age of 65 or the early retirement age of 62 or (b) termination of the participant’s employment as a result of a disability. In the event a participant is discharged without “cause” prior to reaching the age of 65, then the participant is entitled to receive a percentage of his retirement account based on his total years of service to the Bank. If the participant dies prior to receiving the full amount of his retirement account, then the unpaid balance is paid in a lump sum to the participant’s beneficiaries.
     Each participant in the Retirement Plan is also entitled to receive an index retirement benefit tied to the benefits payable under certain life insurance contracts. The index retirement benefit is payable annually until the participant’s death, commencing (a) immediately following retirement upon reaching the normal retirement age, (b) in the event of the participant’s early retirement, following the participant reaching the age of 65, or (c) immediately following the termination of the participant’s employment as a result of a disability. In the event a participant is discharged without “cause” prior to reaching the age of 65, then the participant is entitled to receive a percentage of the index retirement benefit (upon reaching the age of 65) based on his total years of service to the Bank.
     Following a change in control of the Company, if a participant is subsequently discharged without “cause,” the participant is entitled to all benefits under the Retirement Plan upon reaching the age of 62. A participant forfeits all benefits under the Retirement Plan if discharged by the Bank at any time for cause or voluntarily terminates the participant’s employment with the Bank prior to reaching the age of 62.
     In recognition of the benefits provided under the Retirement Plan, each participant agrees that, if he accepts early retirement benefits, the participant will not compete with the Bank, disclose any confidential information of the Bank, or solicit any of the Bank’s employees for a specified period of time.
     Supplemental Death Benefit Agreements
     The Bank has entered into Supplemental Death Benefit Agreements with certain of its executive officers, including the Company’s President and Chief Executive Officer, Steven C. Futrell, and the Company’s Vice

President and Chief Lending Officer, Thomas J. Elder, Jr. Pursuant to the Supplemental Death Benefit Agreements, the Bank has agreed to make a lump sum payment of $25,000 to each executive officer’s beneficiaries upon his or her death. The supplemental death benefit will be forfeited in the event the executive officer is terminated by the Bank at any time for “cause.”
Employment Agreements and Severance Arrangements
     Employment Agreement with Steven C. Futrell
     The Bank entered into the Futrell Agreement with Mr. Futrell on April 16, 2004, with respect to his service as President and Chief Executive Officer of the Company and the Bank. The Futrell Agreement provides for an initial term of three years. After the initial three-year term, the Futrell Agreement will remain in effect unless and until (a) the Bank enters into a new agreement with Mr. Futrell, (b) the Bank and Mr. Futrell execute a written extension of the Futrell Agreement, or (c) either the Bank or Mr. Futrell elects not to enter into a new agreement or extend the Futrell Agreement and gives notice of such election to the other party.
     Pursuant to the Futrell Agreement, Mr. Futrell is entitled to receive an annual base salary, which is subject to periodic adjustment, and to participate in the various employee benefit plans, programs and arrangements available to senior officers of the Bank. Upon certain types of termination of employment, including a termination by the Bank without “cause” (as defined in the Futrell Agreement) or a termination by Mr. Futrell constituting “good reason” (as defined in the Futrell Agreement), Mr. Futrell will be entitled to receive certain severance benefits, including a payment equal to two times his annual base salary. If Mr. Futrell is terminated by the Bank without cause in connection with a merger or other change in control transaction, the amount of Mr. Futrell’s severance payment will increase to three times his annual base salary.
     The Futrell Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Futrell from disclosing confidential proprietary information about the Bank and from competing with the Bank during the term of his employment and, if his employment is terminated by the Bank for cause or by Mr. Futrell for other than good reason, for an additional two years thereafter.
     Consulting Agreement with Allan E. Mehlow
     On February 17, 2006, the Company entered into a Part-Time Employment and Consulting Agreement with Allan E. Mehlow (the “Mehlow Agreement”) in connection with Mr. Mehlow’s resignation as Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank. Pursuant to the Mehlow Agreement, Mr. Mehlow agreed to assist the Company in the process of recruiting and employing a new Chief Financial Officer and addressing the financial and auditing needs of the Company during the transition to the new Chief Financial Officer. Mr. Mehlow agreed to devote at least seven (7) hours per business day to the Company as a part-time employee through March 5, 2006, and thereafter to serve as a consultant to the Company on an as-needed basis until May 10, 2006. In exchange for providing the services contemplated by the Mehlow Agreement, Mr. Mehlow is entitled to receive compensation from the Company at the rate of $61.78 per hour.
     On May 10, 2006, the Company entered into a First Amendment to the Part-Time Employment and Consulting Agreement with Allan E. Mehlow (the “First Amendment”). Pursuant to the First Amendment, Mr. Mehlow agreed to extend the consulting arrangement set forth in the Agreement until December 31, 2006, and provides for an increase in the consulting fee payable to Mr. Mehlow to $90.00 per hour effective as of May 10, 2006. The consulting arrangement with Mr. Mehlow was further extended until March 31, 2007, pursuant to a Second Amendment to the Part-Time Employment and Consulting Agreement executed on December 12, 2006.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     As of the Record Date, no person or entity beneficially owned more than five percent (5%) of the outstanding common shares of the Company.
     The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated by the Board of Directors for election as a director of the Company, by each of the named executive officers of the Company and by all current executive officers and directors of the Company as a group:

Name of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership (1)		Class (2)
Michael D. Allen Sr.	2,500		(3)
James E. Bowlus	30,300	(4)	1.7%
Thomas J. Elder Jr.	77		(3)
James R. Faist	250	(5)	(3)
Steven C. Futrell	1,187	(6)	(3)
Claire F. Johansen	2,128		(3)
John P. Keller	13,937		(3)
Stephen A. Kemper	10,359	(7)	(3)
Daniel W. Lease	3,000	(8)	(3)
Thomas W. McLaughlin	200		(3)
Allan E. Mehlow	1,554		(3)
Kendall W. Rieman	0		—
J. Terrence Wolfe	30,300	(9)	1.7%
Gary L. Zimmerman	840		(3)

All current executive officers and directors as a group (16 persons)	100,050		5.6%

(1)	Unless otherwise noted, the beneficial owner is the owner of record and has sole voting and investment power with respect to all of the common shares reflected in the table.

(2)	The percent of class is based upon 1,773,918 common shares of the Company outstanding on the Record Date.

(3)	Reflects ownership of less than 1% of the outstanding common shares of the Company.

(4)	Includes 300 shares owned by Mr. Bowlus’ wife, as to which she exercises sole voting and investment power.

(5)	All shares are held in a trust for which Mr. Faist and his wife are co-trustees and as to which they exercise shared voting and investment power.

(6)	Includes 800 shares owned jointly by Mr. Futrell and his wife, as to which they exercise shared voting and investment power.

(7)	Includes 2,347 shares owned by Mr. Kemper’s wife, as to which she exercises sole voting and investment power.

(8)	Includes 2,800 shares owned jointly by Mr. Lease and his wife, as to which they exercise shared voting and investment power.

(9)	All shares are held in a trust for which Mr. Wolfe and his wife are co-trustees and as to which they exercise shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     To the Company’s knowledge, based solely on a review of reports to the Company and written representations that no other reports were required, during the 2006 fiscal year, the officers and directors of the Company complied with all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that: (1) Mr. Futrell filed a report on Form 5 on February 5, 2007, which reported one delinquent Form 4 transaction; (2) Kendall W. Rieman filed a late report on Form 3; and (3) Thomas W. McLaughlin filed a late report on Form 3.
AUDIT COMMITTEE DISCLOSURE
     In accordance with the Audit Committee Charter and the requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules, all services to be provided by Clifton Gunderson LLP are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, the pre-approval of services is provided by the full Audit Committee. In other cases, Daniel W. Lease, as Chairman of the Audit Committee, has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. All (100%) of the audit services, audit related services, tax services and other services provided by Clifton Gunderson LLP during 2006 were pre-approved by the Audit Committee.
     The Sarbanes-Oxley Act and related SEC rules prohibit the Company from obtaining certain non-audit services from its auditing firm in order to avoid potential conflicts of interest. The Company has not obtained any of these prohibited services from Clifton Gunderson LLP since these rules went into effect.
     The following table lists the fees that the Company paid or accrued for the audit and other services provided by Clifton Gunderson LLP for fiscal years 2006 and 2005.

	2006	2005
Audit Fees	$75,200	$87,850
Audit-Related Fees	23,400	18,800
Tax Fees	11,000	12,200
All Other Fees	0	0

	$109,600	$118,850

     Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of the annual “management letter” on internal control matters.
     Audit-Related Fees: This category consists of assurance and related services provided by Clifton Gunderson LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” The services for the fees disclosed under this category include: the annual audit of the Bank’s 401(k) Profit Sharing Plan, including review of the related
Form 11-K for both years; reporting on the controls placed in operation and tests of operating effectiveness of the Bank’s trust department, and a review of the Bank’s general computer controls, in 2006; and a review of the accounting for the acquisition of The Custar State Bank, effective January 1, 2005.

     Tax Fees: This category consists of professional services rendered by Clifton Gunderson LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and miscellaneous technical tax advice.
     All Other Fees: None.
AUDIT COMMITTEE REPORT
     In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for the year ended December 31, 2006, the Audit Committee has:
•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with Clifton Gunderson LLP, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

•	received the written disclosures and the letter from the Company’s independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and discussed with the Company’s independent auditor the independent auditor’s independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.
Submitted by the members of the Audit Committee.
Michael D. Allen Sr., Daniel W. Lease (Chairman) and Thomas W. McLaughlin

INDEPENDENT AUDITORS
     The Board of Directors of the Company intends to appoint the firm of Clifton Gunderson LLP to serve as independent auditors for the Company for the 2007 fiscal year. Clifton Gunderson LLP has served as independent auditors for the Company since 1995. The Board of Directors expects that representatives from Clifton Gunderson LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Any qualified shareholder who desires to present a proposal for consideration at the 2008 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company. To be eligible for inclusion in the Company’s notice of meeting, proxy statement and proxy card relating to the 2008 Annual Meeting, a proposal must be received by the Secretary of the Company no later than December 4, 2007. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC rules.
     The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2008 Annual Meeting and does not notify the Secretary of the Company of the proposal on or before February 17, 2008, the proxies solicited by the Board of Directors for use at the 2008 Annual Meeting may be voted on the proposal in the event it is presented at the meeting, without any discussion of the proposal in the Company’s proxy materials.
ANNUAL REPORT ON FORM 10-K
     The Company will provide without charge to any shareholder of record on March 16, 2007, upon the written request of any such shareholder, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company’s fiscal year ended December 31, 2006. Such written request should be directed to Barry F. Luse, Secretary, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420; Telephone No.: (419) 332-7301.
REPORTS TO BE PRESENTED AT THE ANNUAL MEETING
     The Company’s Annual Report for the year ended December 31, 2006, containing financial statements for such year and the signed opinion of Clifton Gunderson LLP, independent certified public accountants, with respect to such financial statements will be presented at the Annual Meeting. The Company’s Annual Report is not to be regarded as proxy soliciting material, and the Company’s management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Annual Report.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 2007 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy card may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

     IT IS IMPORTANT THAT PROXY CARDS ARE SIGNED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

April 2, 2007	By Order of the Board of Directors,

/s/ Steven C. Futrell

Steven C. Futrell
President and Chief Executive Officer

APPENDIX A
CROGHAN BANCSHARES, INC.
AUDIT COMMITTEE CHARTER
(As Revised February 13, 2007)
I. PURPOSE
This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Croghan Bancshares, Inc. (the “Company”). The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company, the annual audits of the Company’s financial statements and the Company’s internal audit function; to review the adequacy of the Company’s system of internal controls; to select, retain and oversee the Company’s independent auditor; and to establish procedures for the receipt and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters. In so doing, the Committee will maintain a free and open means of communication among the directors, the independent auditors, the internal auditors and the Company’s management.
II. COMPOSITION
The Committee shall serve at the pleasure of the Board. The Committee shall consist of at least three members of the Board, each of whom shall be appointed annually by the Board. Unless a chair of the Committee has been appointed by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.
Each member of the Committee shall be free of any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. All Committee members must:
o	satisfy the standards of independence prescribed by the applicable rules of The Nasdaq Stock Market, Inc.;

o	satisfy the independence standards specified in the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), including Rule 10A-3 under the Securities Exchange Act of 1934, as amended; and

o	be financially literate and able to read and understand fundamental financial statements, including the Company’s balance sheet and statements of operations, stockholders’ equity and cash flows.
The Board will determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC.
No member of the Committee shall simultaneously serve on the audit committee of more than two other public companies.
III. MEETINGS AND MINUTES
The Committee shall meet on at least a quarterly basis and at such other times as the Committee deems necessary to fulfill its responsibilities set forth in this Charter. Content of the agenda for each meeting should be set by the Committee chair. A majority of the Committee members shall constitute a quorum for the transaction of business. The Committee shall meet in a separate executive session with the independent auditors at least once each year and at other times when considered appropriate to review any matters that the Committee believes should be discussed privately. Members will strive to be present at all meetings. As necessary or desirable, the Committee may request that members of management, the internal auditors and/or the independent auditors be present at Committee meetings. The Committee shall maintain written minutes of its meetings and shall submit the minutes to, or otherwise report to and discuss the matters from each Committee meeting with, the Board.
IV. AUTHORITY
In discharging its oversight responsibilities, the Committee is authorized and empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company; to engage independent legal counsel and other advisers as it determines necessary to discharge its responsibilities; and to demand and receive funding by the Company for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.
V. RESPONSIBILITIES
The primary responsibility of the Committee is to oversee the Company’s accounting and financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the oversight responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s independent auditors and management.
In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These duties and responsibilities are set forth as a guide with the understanding that the Committee may supplement them as appropriate in view of changing business, legal, regulatory, or other conditions.
1.	The Committee shall review and reassess the adequacy of this Charter periodically as conditions dictate, but at least annually, and shall obtain the approval of the Board for any amendments to this Charter.

2.	The Committee shall be directly responsible for the selection, retention and, when appropriate, termination of the Company’s independent auditor, the setting of the independent auditor’s compensation, and the oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditors regarding financial reporting. These powers shall rest solely with the Committee, and the independent auditor shall report directly to the Committee.

3.	The Committee shall pre-approve all audit services and all permitted non-audit services to be performed by the independent auditor to the Company or its subsidiary and shall not engage the independent auditor to perform the specific non-audit services prohibited by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee, provided that the decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next meeting. The Committee may establish pre-approval policies and procedures in compliance with the rules established by the SEC.

4.	The Committee shall discuss with the internal auditors and the Company’s independent auditors annually, before each audit begins, the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall also address the coordination of the audit efforts to assure best completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

5.	The Committee shall review with the independent auditor: (a) the scope and results of the independent audit; (b) any problems or difficulties that the independent auditor encountered in the course of the audit, such as restrictions on the scope of work or access to required information, and management’s response; and (c) any comments or suggestions regarding improvements that could be made to the internal controls and/or accounting practices and procedures of the Company.

6.	At least annually, the Committee shall consider the independence of the independent auditor, including whether the provision by the independent auditor of non-audit services is compatible with independence. The Committee shall also ensure that the independent auditor submits to the Committee periodically (but at least annually) a written statement of all relationships between the independent auditor and the Company and its subsidiary, consistent with Independence Standards Board Standard 1, as such standard may be modified or supplemented, and engage in active dialog with the independent auditor about all significant relationships the auditor has with the Company and its subsidiary to determine the auditor’s independence. The Committee shall also establish policies for the hiring of employees or former employees of the independent auditor.

7.	The Committee shall meet with the independent auditor, without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee’s review should include the matters required to be discussed by Statement on Auditing Standards No. 61 and an explanation from the independent auditor of the factors considered by the independent auditor in determining the audit’s scope. The Committee shall confirm with the independent auditor that no limitations have been placed on the scope or nature of its audit.

8.	The Committee shall review with management and the independent auditors the consolidated financial statements and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K to be filed with the SEC (or in the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of the disclosures in the Company’s consolidated financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Company’s independent auditor under generally accepted auditing standards and other applicable laws and regulations, including: (a) all critical accounting policies and practices to be used; (b) all alternative treatments within U.S. generally accepted accounting principles related to material items that have been discussed with management of the Company; and (c) other material written communications between the independent auditor and management of the Company, such as any management letter or schedule of unadjusted differences. The Committee shall recommend to the Board whether the Company’s audited consolidated financial statements should be included in the Annual Report on Form 10-K to be filed with the SEC.

9.	The Committee shall review the interim financial statements and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management, and review any communications from the Company’s independent auditors regarding such interim financial statements, before the filing of the Company’s Quarterly Report on Form 10-Q with the SEC. The chair of the Committee may represent the entire Committee for purposes of this review.

10.	The Committee shall prepare the Audit Committee report required to be included in the Company’s annual proxy statement pursuant to the rules and regulations of the SEC. The name of each Committee member must appear below the report.

11.	The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the internal auditor, the scope of the internal audit, the internal audit budget and staffing, internal audit policies, and the internal auditor’s compliance with the Institute of Internal Auditors Statements for Professional Practice of Internal Auditing.

12.	The Committee shall review and oversee procedures designed to identify “related party” transactions that are material to the Company’s consolidated financial statements or otherwise require disclosure under applicable laws and rules adopted by the SEC. The Audit Committee shall have the authority to approve any such “related party” transactions.

13.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, as well as for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.	The Committee shall investigate any matter brought to its attention within the scope of its duties and perform any other activities consistent with this Charter, the Company’s Code of Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

15.	The Committee shall oversee compliance with the Audit Policy adopted by the Audit Committee of the Board of Directors of The Croghan Colonial Bank, and any other policies applicable to the annual independent audit of The Croghan Colonial Bank.

APPENDIX B
CROGHAN BANCSHARES, INC.
COMPENSATION COMMITTEE CHARTER
(Adopted February 13, 2007)
I. PURPOSE
This Charter sets forth the purpose, composition, authority and responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Croghan Bancshares, Inc. (the “Company”). The purposes of the Committee are (a) to discharge the responsibilities of the Board relating to the compensation of the Company’s Chief Executive Officer and other executive officers; (b) to review and discuss with the Company’s management the Compensation Discussion & Analysis (the “CD&A”) to be included in the Company’s annual proxy statement and determine whether to recommend to the Board that the CD&A be included in the proxy statement; and (c) to provide the Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
II. COMPOSITION
The Committee shall serve at the pleasure of the Board. The Committee shall consist of at least three members of the Board, each of whom shall be appointed annually by the Board. Unless a chair of the Committee has been appointed by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.
Each member of the Committee shall be free of any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. All Committee members must:
o	satisfy the standards of independence prescribed by the applicable rules of The Nasdaq Stock Market, Inc.;

o	be “Non-Employee Directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

o	be “Outside Directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder; and

o	satisfy any other standards of independence which may be in effect and applicable to the Committee from time to time, including any such standards under applicable SEC rules and regulations.
III. MEETINGS AND MINUTES
The Committee shall meet on at least an annual basis and at such other times as the Committee deems necessary to fulfill its responsibilities set forth in this Charter. Content of the agenda for each meeting should be set by the Committee chair. A majority of the Committee members shall constitute a quorum for the transaction of business. Members will strive to be present at all meetings.
As necessary or desirable, the Committee may request that members of management, compensation consultants, legal advisors or others be present at Committee meetings. The Company’s Chief Executive Officer may not be present during the Committee’s deliberations regarding his compensation but may, at the Committee’s request, be present during the Committee’s deliberations (but not during voting) regarding the compensation of the other executive officers of the Company.

B-1

The Committee shall maintain written minutes of its meetings and shall submit the minutes to, or otherwise report to and discuss the matters from each Committee meeting with, the Board.
IV. AUTHORITY
In discharging its duties and responsibilities, the Committee may, in its sole discretion, employ an independent compensation consultant to assist in the evaluation of the compensation of the Company’s Chief Executive Officer or other executive officers. The Committee shall also have the authority to engage other advisers (including legal advisers) as it determines necessary and appropriate to discharge its responsibilities, and to demand and receive funding by the Company for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.
V. DUTIES AND RESPONSIBILITIES
The Committee’s primary duties and responsibilities are set forth below. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board from time to time that are related to the purposes of the Committee.
1.	The Committee shall review with Company management and approve the overall compensation policy for executive officers of the Company and such other employees of the Company and its subsidiary as the Committee deems appropriate.

2.	The Committee shall (a) review and approve the performance goals and objectives relevant to the compensation of the Company’s Chief Executive Officer; (b) evaluate the performance of the Chief Executive Officer in light of those goals and objectives; and (c) set the compensation of the Chief Executive Officer based on this evaluation. In determining the appropriate compensation of the Company’s Chief Executive Officer, the Committee may consider any matters that it deems relevant, including but not limited to the performance of the Chief Executive Officer, the Company’s performance, the compensation awarded to the Chief Executive Officer in past years, the recommendations of independent compensation consultants, and/or compensation paid to chief executive officers of comparable companies.

3.	The Committee shall review and recommend to the Board of Directors for approval the salary, bonuses and all other forms of compensation to be provided to the Chief Executive Officer and other executive officers of the Company.

4.	The Committee shall administer any equity-based plans or other plans that are required to be administered by the Committee under applicable laws, rules or regulations, including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

5.	The Committee shall review, on a periodic basis, the fees paid to directors (including committee fees), and recommend any changes to the Board.

6.	The Committee shall review and approve all disclosures regarding executive compensation, including the Compensation Discussion & Analysis, required to be included in the Company’s proxy statement as required by the rules and regulations of the SEC.

7.	The Committee shall review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually, and shall obtain the approval of the Board for any amendments to this Charter.

B-2

REVOCABLE PROXY
CROGHAN BANCSHARES, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2007.
This Proxy is solicited on behalf of the Board of Directors of Croghan Bancshares, Inc.
     The undersigned, having received notice of the 2007 Annual Meeting of Shareholders of Croghan Bancshares, Inc. to be held at 1:00 p.m., local time, on Tuesday, May 8, 2007, hereby designates and appoints Claire F. Johansen, J. Terrence Wolfe and Gary L. Zimmerman, and each of them, with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares, par value $12.50 per share, of Croghan Bancshares, Inc., that the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and at their discretion on any other business that may properly come before the Annual Meeting.

PLEASE MARK VOTES LIKE THIS	X

			WITHHOLD		YOUR BOARD
		FOR ALL	AUTHORITY FOR	FOR ALL	RECOMMENDS
		NOMINEES	ALL NOMINEES	EXCEPT	YOU VOTE:
1.	To elect the four directors listed below for three-year terms expiring in 2010:	☐	☐	☐	FOR ALL NOMINEES

James E. Bowlus James R. Faist
Daniel W. Lease Allan E. Mehlow

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided:

			WITHHOLD		YOUR BOARD
		FOR	AUTHORITY		RECOMMENDS
YOU VOTE:

2.	To elect the director listed below for a two-year term expiring in 2009:	☐	☐		FOR

Thomas W. McLaughlin

YOUR BOARD
RECOMMENDS
		FOR	AGAINST	ABSTAIN	YOU VOTE:

3.	To adopt the shareholder proposal urging the Board of Directors to take the steps necessary to declassify the Board	☐	☐	☐	AGAINST

4.	To adopt the shareholder proposal urging the Board of Directors to adopt a policy to elect an independent Chairman of the Board	☐	☐	☐	AGAINST

5.	To adopt the shareholder proposal to amend the Company’s Code of Regulations to add a new provision relating to shareholder nominees for election to the Board	☐	☐	☐	AGAINST

6.	At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.
PLEASE SEE REVERSE SIDE

     THIS PROXY WILL BE VOTED: (1) AS DIRECTED ON THE MATTERS LISTED ON THE REVERSE SIDE; (2) IF PERMITTED BY APPLICABLE LAW, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WHERE A CHOICE IS NOT SPECIFIED; AND (3) IF PERMITTED BY APPLICABLE LAW, IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, INCLUDING, BUT NOT LIMITED TO, THE ELECTION OF ANY SUBSTITUTE NOMINEE RECOMMENDED BY THE BOARD OF DIRECTORS IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE.
     The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Annual Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Annual Meeting, by submitting a later-dated Proxy Card, or by attending the Annual Meeting in person and casting a ballot. The undersigned hereby revokes any Proxy previously given to vote such shares at the Annual Meeting.

Date

Signature of Shareholder

Signature of Shareholder

(Please sign this Proxy as your name appears on the stock certificate(s).
JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing
as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.